UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2012

CAMBRIDGE HEART, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-20991	13-3679946
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

100 Ames Pond Drive, Tewksbury, MA		01876
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 978-654-7600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Convertible Promissory Note Financing

As previously reported, on January 17, 2012, Cambridge Heart, Inc. (the “Company”) issued and sold in a private placement secured convertible promissory notes in the aggregate principal amount of $2,500,000 together with common stock warrants and additional investment rights (the “Initial Closing”) pursuant to the terms of two Subscription Agreements dated January 17, 2012 between the Company and the investors party thereto (the “January Subscription Agreements”).

Subsequently, on February 28, 2012, the Company completed the second closing of the private placement in connection with which the Company issued and sold secured convertible promissory notes in the aggregate principal amount of $440,000 together with common stock warrants and additional investment rights (the “Second Closing) pursuant to the terms of a subscription agreement dated February 28, 2012 between the Company and the investors party thereto (the “February Subscription Agreement”).

On May 23, 2012, the Company completed the third closing of the private placement in connection with which the Company issued and sold secured convertible promissory notes (the “Notes”) in the aggregate principal amount of $550,000 together with common stock warrants and additional investment rights to certain accredited investors (the “Investors”) pursuant to the terms of a Subscription Agreement dated May 23, 2012 between the Company and the Investors party thereto (the “Third Closing”, and together with the Initial Closing and the Second Closing, the “Private Placement”).

The Third Closing provided $550,000 million of gross proceeds. The securities were offered and sold pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

The Notes are convertible into common stock of the Company at a conversion price of $0.11 per share. The conversion price of the Notes is subject to adjustment in certain circumstances. If the Company issues shares of common stock, or securities convertible into or exercisable for shares of common stock, at a price lower than the conversion price, then the conversion price of the Notes will, with limited exceptions, be adjusted to such lower price.

The Notes will mature on July 17, 2013 and bear interest at the rate of 8% per annum due and payable quarterly in arrears commencing June 30, 2012 and upon maturity. Interest on the Notes is payable in cash or, at the election of the Company, in shares of common stock, provided that (i) no Event of Default (as defined in the Notes) has occurred, (ii) the common stock is resellable without transfer or volume limitations, (iii) payment in common stock would not cause the Investor to exceed the Investor’s Individual Ownership Threshold (as defined below), and (iv) 85% of the volume weighted average price per share of the Company’s common stock for the 20 trading days ending on the due date of the interest payment being made (the “PIK Share Value”) is at least $0.20. Common stock employed to pay interest will be valued at the PIK Share Value. In the event that the Notes are converted voluntarily by the holder at any time prior to July 17, 2013, the interest payable on the Note will be increased by an amount equal to $200 per $1,000 of converted principle amount of such Note, less any interest payments made with respect to the converted Note (the “Additional Interest”). The Additional Interest is payable in cash, or at the Company’s election in common stock of the Company, at a conversion price equal to the PIK Share Value provided that certain conditions are met. In order for the Company to be able to pay the Additional Interest in common stock, the PIK Share Value must be at least $0.20 and the payment of Additional Interest in common stock must not cause the Investor to exceed the Investor’s Individual Ownership Threshold. Additionally, if the PIK Share Value is at least $0.20, the Note holder can elect to receive the Additional Interest in shares of common stock.

The Company has the limited ability to force the Note holders to convert the Notes in the event that the following conditions are met for each of the 20 consecutive trading days preceding conversion: (i) the closing bid price for the common stock was equal to or greater than 227% of the conversion price of the Notes, (ii) a registration statement registering for resale of all of the common stock issuable upon conversion of the Notes and exercise of the Warrants was effective and included therein as registered all of the common stock issuable upon conversion of the Notes and exercise of the Warrants, and (iii) an Event of Default (as defined in the Note) or an event which with the passage of time would become an Event of Default has not occurred. If the foregoing conditions are met, the Company can force conversion of the Notes in an aggregate principal amount not to exceed 25% of the aggregate dollar trading volume of shares of the Company’s common stock during the seven trading days immediately preceding the date on which the Company seeks to convert the Notes.

The Notes may be accelerated under certain circumstances, including upon a Fundamental Transaction (as defined below) or upon an Event of Default (as defined in the Note). In the event that (a) the Company effects any merger or consolidation with or into another entity, (b) the Company sells all or substantially all of its assets, (c) a tender offer or exchange offer is completed pursuant to which holders of the Company’s common stock are permitted to tender or exchange their shares for other securities, cash or property, (d) the Company completes a stock purchase or other business combination whereby one or more persons acquire more than 50% of the outstanding shares of common stock of the Company, (e) any “person” or “group” (as defined for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) acquires, directly or indirectly, 50% of the aggregate common stock of the Company or (f) the Company effects any reclassification of the common stock or any compulsory share exchange pursuant to which the common stock is effectively converted into or exchanged for other securities, cash or property (other than a reverse merger) (each, a “Fundamental Transaction”), then until twenty business days after the Company notifies the Note holder of the occurrence of the Fundamental Transaction, the Note holder may elect to accelerate the maturity date of the Note as of the date of the Fundamental Transaction. Upon an Event of Default, then, at the option of the Note holder, all principal and interest under the Note then remaining unpaid will be immediately due and payable upon demand by the Note holder.

The Note holders may require the Company to redeem the Notes under certain other circumstances. In the event that the Company is prohibited from issuing the conversion shares, upon the occurrence of any Event of Default, upon the occurrence of a Change in Control (as defined in the Subscription Agreement), or upon the liquidation, dissolution or winding up of the Company, at the Investor’s election, the Company must pay to each Investor a sum of money determined by multiplying the outstanding principal amount of the Note designated by each such Investor by, at such Investor’s election, the greater of (i) 120%, or (ii) a fraction the numerator of which is the highest closing price of the common stock for the thirty (30) days preceding the date demand is made by the Investor and the denominator of which is the lowest applicable conversion price during such thirty (30) day period, plus accrued but unpaid interest and any other amounts due to the Investor (the “Mandatory Redemption Payment”). Upon the payment of the Mandatory Redemption Payment, the corresponding Note principal, interest and other amounts will be deemed paid and no longer outstanding.

The Notes are secured by all of the assets of the Company. In connection with the Initial Closing, the Company entered into a Security Agreement granting a first priority security interest in all of the assets of the Company and appointing a collateral agent to act on behalf of the investors in the Initial Closing with respect to the collateral. In connection with the Second Closing, each of the investors became a party to the Security Agreement through their execution of a Secured Party Joinder to the Security Agreement. Each of the Investors in the Third Closing also became a party to the Security Agreement through their execution of a Secured Party Joinder to the Security Agreement.

Pursuant to the Subscription Agreement, the Company also issued to the Investors warrants (the “Warrants”) to purchase an aggregate of 4,999,999 shares of common stock (which is equal to 100% of the shares of common stock underlying the Notes as of the date of the Third Closing) at an exercise price of $0.15 per share (which is equal to 125% of the closing price of the common stock on the date of the Initial Closing). The exercise price of the Warrants is subject to adjustment in certain circumstances. If the Company issues shares of common stock, or securities convertible into or exercisable for shares of common stock, at a price lower than the exercise price, then the exercise price of the Warrants will, with limited exceptions, be adjusted to such lower price. The Warrants will terminate on January 17, 2016.

The Company also issued to the Investors additional investment rights (the “AIRs”) granting each Investor the right to purchase an additional principal amount of Notes equal to 25% of the original principal amount of Notes purchased by such Investor at the Third Closing and a corresponding amount of Warrants, at any time prior to July 15, 2012.

The Notes may not be converted, and the Warrants may not be exercised, to the extent such conversion or exercise would cause the holder, together with the holder’s affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of the Company’s then outstanding shares of common stock following such conversion or exercise, except that any Investor may increase or waive the 4.99% conversion limitation, in whole or in part, by designating a higher amount on such Investor’s signature page to the Subscription Agreement and also following the closing date upon and effective after 61 days prior written notice to the Company (the “Individual Ownership Limit”).

Pursuant to the Subscription Agreement, the Company agreed to file a registration statement or amend a previously filed registration statement to register the shares of common stock underlying the Notes and Warrants by no later than July 16, 2012. The Company will use commercially reasonable efforts to cause the registration statement to be declared effective as soon as practicable but in any event on or before October 1, 2012. In the unanticipated event that the Company fails to file the registration statement or amend a previously filed registration statement or the registration statement is not declared effective by the applicable deadline, the Company will pay to each Investor an amount equal to 0.5% of the principal amount of the outstanding Notes and purchase price of the Shares and Warrant Shares issued upon conversion of the Notes and exercise of the Warrants for each 30 day period after the deadline until the registration statement is filed or declared effective, as applicable (or such lesser pro-rata amount for any period of less than 30 days), up to a maximum of 5% of the Note principal plus the aggregate actual Warrant exercise prices (the “Liquidated Damages”). Further, the Company will be required to pay Liquidated Damages if the registration statement, after being filed and declared effective, ceases to be effective without being succeeded within 22 business days by an effective replacement or amended registration statement, or for a period of time that exceeds 45 days in the aggregate per year.

Pursuant to the Subscription Agreement, the Company agreed to certain positive and negative covenants as set forth in the Subscription Agreement, the Notes and the Warrants (collectively, the “Transaction Documents”). The holders of at least sixty-five percent (65%) of each affected component of the securities issued in the Private Placement and upon any Additional Offering (as defined in the Subscription Agreement) may consent to take or forebear from any action permitted under or in connection with the Transaction Documents, modify any Transaction Documents or waive any default or requirement applicable to the Company or the Investors under the Transaction Documents provided the effect of such action does not waive any accrued interest or damages and further provided that the relative rights of the Investors to each other remains unchanged.

For a year following the date of the Initial Closing, with limited exceptions, the Investors have a right of first refusal with respect to any proposed sale by the Company of its common stock or other securities or equity linked debt obligations. If all Note holders do not exercise their pro rata share, then the participating Note holders can take up the balance of the financing round pro rata.

The foregoing summary description of the terms of the Private Placement, the Subscription Agreement, the Notes, the Warrants and the AIRs is qualified in its entirety by reference to the definitive transaction documents, which are attached as exhibits 4.1, 4.2, 4.3, 10.1, 10.2 and 10.3 to this Current Report on Form 8-K.

Amendment to Subscription Agreement and Security Agreement

On May 23, 2012, the Company entered into that certain Amendment No. 1 to Subscription Agreement and Security Agreement (the “Amendment”). The Amendment provides that the Company may offer and issue an additional principal amount of Notes equal to up to $1,060,000 and a corresponding amount of Warrants and Additional Investment Rights, each on substantially the same terms and conditions as granted or issued pursuant to the January Subscription Agreements in one or more closings after February 28, 2012 and on or before June 30, 2012. The Amendment also amends the Security Agreement executed in connection with the Initial Closing permit investors in such closings after February 28, 2012 and on or before June 30, 2012 to become Secured Parties under the Security Agreement. The Amendment also extends the deadline by which the Company must have a registration statement permitting the resale of the Common Stock underlying the Notes and Warrants issued in the Initial Closing and the Second Closing declared effective from June 1, 2012 until June 30, 2012. The Amendment was approved by 65% of the holders of the outstanding securities issued in connection with the Initial Closing and the Second Closing as required by the January Subscription Agreements and the February Subscription Agreement. The foregoing summary description of the terms of the Amendment is qualified in its entirety by reference to the Amendment which is attached as exhibit 10.4 to this Current Report on Form 8-K

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration.

See Section 1.01 of this Current Report on Form 8-K, which item is hereby incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

See Section 1.01 of this Current Report on Form 8-K, which item is hereby incorporated by reference herein.

Item 8.01. Other Events.

As of May 22, 2012, 100,112,960 shares of the Company’s common stock were outstanding. On an as-converted basis, the Company has 124,659,416 shares of common stock issued and outstanding, including 100,112,960 shares of common stock issued, 4,180,602 shares issuable upon conversion of the Series C-1 Convertible Preferred Stock and 20,365,854 shares issuable upon conversion of the Series D Convertible Preferred Stock.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Senior Secured Convertible Note issued on May 23, 2012

4.2	Form of Warrant to purchase shares of common stock of the Company issued on May 23, 2012

4.3	Form of Additional Investment Right issued on May 23, 2012

10.1	Subscription Agreement, dated as of May 23, 2012, by and among the Company and certain Investors

10.2	Security Agreement, dated as of January 17, 2012, by and among the Company, Collateral Agents, LLC and the Investors (incorporated by reference to the Company’s Current Report on Form 8-K filed January 18, 2012)

10.3	Form of Secured Party Joinder to Security Agreement (incorporated by reference to the Company’s Current Report on Form 8-K filed March 5, 2012)

10.4	Amendment No. 1 to Subscription Agreement and Security Agreement, dated as of May 23, 2012, by and among the Company and a Majority in Interest of the Subscribers

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBRIDGE HEART, INC.
Date: May 23, 2012
	By:	/s/ Vincenzo LiCausi
Vincenzo LiCausi
Chief Financial Officer